EXHIBIT 1

REGISTERED

            Unless this Class A Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                    TRAVELERS BANK CREDIT CARD MASTER TRUST I
                     CLASS A 6.00% ASSET BACKED CERTIFICATE,
                                  SERIES 1998-1

            Evidencing an undivided interest in the assets of a trust, the corpus of which consists primarily of receivables generated from time to time in the ordinary course of business in a portfolio of consumer revolving credit card accounts which accounts are owned by Travelers Bank & Trust, fsb and The Travelers Bank USA and other assets and interests constituting the Trust Assets under the Pooling and Servicing Agreement described below.

No. __                                                    CUSIP NO. ____________
                                                                   $____________

            (Not an interest in or obligation of CC Credit Card Corporation, Travelers Bank & Trust, fsb, The Travelers Bank USA or any affiliate thereof, except to the limited extent described herein.)

            This certifies that CEDE & CO. (the "Investor Certificateholder") is the registered owner of an undivided interest in certain assets of a trust (the "Trust"), created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among CC Credit Card Corporation, as Transferor (the "Transferor"), Travelers Bank & Trust fsb, as Servicer (in such capacity, the "Servicer") and The Bank of New York, as Trustee (the "Trustee"), as supplemented by the Series 1998-1 Supplement, dated as of March 1, 1998, among the Transferor, the Servicer and the Trustee. The Pooling and Servicing Agreement, the Series 1998-1 Supplement and any amendments, exhibits and schedules thereto are collectively referred to herein as the "Agreement." The corpus of the Trust consists of (i) all of CC Credit Card Corporation's right, title and interest in, a portfolio of receivables (the "Receivables") existing or arising in the consumer revolving credit card accounts identified under the agreement from time to time until the termination of the Trust, all monies due or to become due and all amounts received with respect thereto (excluding, however, any and all Recoveries, as defined in the Agreement) and all proceeds thereof and (ii) all monies and other property on deposit in or credited to or held in the Collection Account, the Excess Funding Account, the Series Accounts and any Series Enhancement (all as defined in the Agreement).

The Trust assets may also include participations (including 100% participations) representing undivided interests in a pool of assets consisting of revolving consumer credit card receivables and any interests in such type of receivables, including securities representing or backed by such type of receivables owned by Travelers Bank & Trust, fsb or The Travelers Bank USA or any affiliate of a Bank and collections thereon (collectively, "Participation Interests"). At the time of formation of the Trust, each of the Banks conveyed to the Transferor all Receivables existing under certain designated Accounts and all Receivables arising under such Accounts from time to time thereafter and the Transferor conveyed such Receivables to the Trust. In addition, in the future Additional Accounts (including Automatic Additional Accounts) may be designated and the Receivables in such Additional Accounts as of the cut-off date with respect to such Additional Accounts and all Receivables arising thereafter in such Additional Accounts will be conveyed by an Account Owner to the Transferor and by the Transferor to the Trust.

            Although a summary of certain provisions of the Agreement is set forth below, this Class A Certificate does not purport to summarize the Agreement, is qualified in its entirety by the terms and provisions of the Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement may be obtained from the Trustee by writing to the Trustee at 101 Barclay Street, 21 West, New York, New York 10286, Attention: Corporate Trust Department -- Trustee. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

            This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement to which the Holder of this Class A Certificate by virtue of the acceptance hereof assents and is bound.

            It is the intent of the Transferor and the Class A Certificateholders that, for Federal, state and local income and franchise tax purposes the Class A Certificates will be treated as indebtedness secured by the Receivables. The Transferor by entering into the Agreement and each Certificateholder, by the acceptance of its Certificate, agrees to treat the Series 1998-1 Certificates for Federal, state and local income and franchise tax purposes, as indebtedness of the Transferor.

            Subject to the terms of the Agreement, payments of principal of the Class A Certificates are limited to the unpaid Class A Investor Amount, which may be less than the unpaid principal balance of the Class A Certificates, pursuant to the terms of the Agreement. All principal of and interest on the Class A Certificates is scheduled to be paid by the February 2003 Distribution Date but may be paid earlier or later. Subject to prior termination as provided in the Agreement, the interest of the Series 1998-1 Certificateholders in the Trust will terminate following the earliest of (i) the date on which the Investor Amount is paid in full, (ii) the January 2005 Distribution Date and
(iii) the termination of the Trust pursuant to Section 12.01 of the Agreement.

            The Receivables arise in the Accounts and consist of amounts charged by cardholders for merchandise and services, cash advances and check advances (collectively, the "Principal Receivables"), plus the related periodic finance charges, annual membership fees and annual service charges, late fees, overlimit fees, cash advance fees, all other fees and charges with respect to Accounts designated by the Transferor to be included as Finance Charge

Receivables (collectively, the "Finance Charge Receivables"). This Certificate is one of a series of Certificates entitled "Class A 6.00% Asset Backed Certificates, Series 1998-1" (the "Class A Certificates"), each of which represents a fractional undivided interest in certain assets of the Trust. The Trust's assets are allocated among the Holders of the Class A Certificates, the Holders of the Class B Certificates and the Class C Interest Holder, the interests of the holders of other Series and the interest of the holders of the Transferor Certificates. The Transferor Certificates represent the Transferor's Interest in the Trust. The Transferor Certificates represent the interest in the Principal Receivables not represented by the Investor Certificates.

            The aggregate interest represented by the Series 1998-1 Certificates at any time in the Principal Receivables in the Trust shall not exceed an amount equal to the Principal Allocation Percentage thereof (as set forth in the Agreement) at such time. The Initial Investor Amount is $250,000,000. The Invested Amount for any date will equal the sum of (a) the Class A Invested Amount as of such date, (b) the Class B Invested Amount as of such date and (c) the Class C Invested Amount as of such date. The Class A Initial Invested Amount is $227,500,000. The Class A Initial Investor Amount is $227,500,000. The Class A Invested Amount for any date of determination will be an amount equal to (a) the Class A Initial Invested Amount, minus (b) the aggregate amount of principal payments made to the Class A Certificateholders on or prior to such date, minus
(c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of Class A Investor Charge-Offs reimbursed prior to such date, minus (d) the Principal Funding Account Balance.

            Interest will be distributed monthly on the 15th day of each calendar month or, if such 15th day is not a Business Day, payment will be made on the next succeeding Business Day (each, a "Distribution Date"), commencing April 15, 1998, in an amount equal to one-twelfth the product of (i) the Class A Certificate Rate and (ii) the outstanding principal amount of the Class A Certificates as of the preceding Record Date; provided, however, that with respect to the April 15, 1998 Distribution Date, interest on the Class A Certificates will be equal to the interest accrued on the outstanding principal amount of the Class A Certificates as of the Closing Date at the Class A Certificate Rate for the period from the Closing Date through April 14, 1998 (assuming the month of March has 30 days).

            The Class A Certificates will bear interest from the Closing Date at the rate of 6.00% per annum (the "Class A Certificate Rate").

            On each Distribution Date with respect to the Class A Accumulation Period, an amount equal to the least of (x) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (y) the Controlled Deposit Amount for such Distribution Date and (z) the Class A Invested Amount, will be deposited in the Principal Funding Account for payment to the Class A Certificateholders on the Class A Expected Final Distribution Date or on the first Distribution Date with respect to the Rapid Amortization Period.

            On each Distribution Date during the Rapid Amortization Period until the Class A Investor Amount has been paid in full or the Series Termination Date occurs, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections in an amount up to the Class A Investor Amount.

            On any Distribution Date after the Investor Amount is less than or equal to 10% of the Initial Investor Amount, the Class A Certificates will be subject to optional repurchase by the Transferor.

            This Class A Certificate does not represent interests in or obligations of CC Credit Card Corporation, the Banks or any Affiliate of any of them. This Class A Certificate is not a deposit and is not insured by the Federal Deposit Insurance Corporation (the "FDIC"). The Receivables are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. This Class A Certificate is limited in right of payment to certain Collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Agreement.

            The Agreement may be amended under certain circumstances by the Servicer, the Transferor and the Trustee, without Certificateholder consent, provided that (i) the Transferor shall have delivered to the Trustee an Officer's Certificate to the effect that the Transferor reasonably believes that such amendment will not have an Adverse Effect and (ii) the Rating Agency Condition shall have been satisfied with respect to any such amendment. In addition, the Agreement may be amended if the certificate described in (i) of the preceding sentence is delivered but without Certificateholder consent and without satisfaction of the Rating Agency Condition for the purpose of (x) enabling all or a portion of the Trust to qualify as and to permit an election to be made to cause the Trust to be treated as a "financial asset securitization investment trust" under the Code and (y) to enable the Trust to qualify as a partnership for purposes of any state tax laws.

            The Agreement may be amended by the Servicer, the Transferor and the Trustee, with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate Investor Amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Certificateholder, (ii) change the definition of or the manner of calculating the interest of any Investor Certificateholder without the consent of each affected Investor Certificateholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder or
(iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the Holders of Investor Certificates of such Series or Class evidencing not less than 66-2/3% of the aggregate Investor Amount of the Investor Certificates of such Series or Class.

            The Class A Certificates are issuable only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of this Class A Certificate shall be registered in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Trustee and the Transfer Agent and Registrar, duly executed by the Holder or his attorney and duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations and for the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

            As provided in the Agreement and subject to certain limitations therein set forth, this Class A Certificate is exchangeable for a new Class A Certificate evidencing a like aggregate fractional undivided interest, as requested by the Holder surrendering this Class A Certificate. No service charge may be imposed for any such exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

            Prior to due presentation of this Class A Certificate for registration of transfer, the Transfer Agent and Registrar, the Paying Agent and the Trustee and any agent of any of them may treat the person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Paying Agent or the Transfer Agent and Registrar nor any agent of any of them shall be affected by notice to the contrary except in certain circumstances described in the Agreement.

            This Class A Certificate shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to its conflict of law provisions.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, or by an authenticating agent appointed by the Trustee, this Class A Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

            IN WITNESS WHEREOF, the Transferor has caused this Class A Certificate to be duly executed.

                                                     CC CREDIT CARD CORPORATION


                                                     By:
                                                        ------------------------

Dated: March 6, 1998

            This is one of the Class A Certificates referred to in the within-mentioned Agreement.

                                                     THE BANK OF NEW YORK,
                                                     as Trustee,


                                                     By:
                                                        ------------------------

Dated: March 6, 1998

                                   ----------

                                   ASSIGNMENT

                                   ----------

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE(S)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------
:                         :
:                         :
:                         :
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(PLEASE PRINT OR TYPEWRITE          NAME AND ADDRESS OF ASSIGNEE)

____________________ the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________ Attorney, with full power of substitution in the premises, to transfer said certificate on the books kept for registration thereof.

Dated: ________________________


                                            ------------------------------------
                                            Note: The signature(s) to this
                                            Assignment must correspond with the
                                            name(s) as written on the face of
                                            the within certificate in every
                                            particular, without alteration or
                                            enlargement or any change whatever.

                                            (1) An assignee which is not a
United States Person as defined in the Internal Revenue Code of 1986, as amended (the "Code") must certify to the Transfer Agent and Registrar in writing as to such status and such further information as may be required under the Code or reasonably requested by the Transfer Agent and Registrar.